HOW TO SUBSCRIBE

  Instructions.

  Each person considering subscribing for the Shares should review the following instructions:

  Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

  The Company shall have the right to accept or reject any subscription, in whole or in part.

  An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

  Payment: Payment for the amount of the Shares subscribed for shall be made by delivery by the earlier of October __, 2002 or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a certified or cashier’s cheque or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the “Closing”) will be held on October __, 2002 or such earlier date specified in such notice (unless the closing date is extended in the sole discretion of the Company). There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

  Communications.

  All documents and cheques should be forwarded to:

  STERLING GROUP VENTURES, INC.
  Unit 35 - 12880 Railway Avenue
  Richmond, British Columbia V7E 6G4

  Attention: Brian C. Doutaz

THE PURCHASE OF SHARES OF STERLING GROUP VENTURES, INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

STERLING GROUP VENTURES, INC.
Unit 35 - 12880 Railway Avenue
Richmond, British Columbia V7E 6G4

SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”) hereby irrevocably subscribes for that number of Shares set forth below, upon and subject to the terms and conditions set forth in the Corporations SB-2 Registration Statement dated September __, 2002.

Total Number of Shares to be Acquired: _____________________________ . Amount to be Paid (price of $0.05 per Share): ___________________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this _______ of _________ , 2002.

Signature	Subscriber’s Social Security or Tax Identification Number:
Print Name:
Print Title:	Signature of Co-owners if applicable:
Address:
Number and Street

City, State, Zip

Name as it should appear on the Certificate: ______________________________________________________

If Joint Ownership, check one (all parties must sign above):
[ ] Joint Tenants with Right of Survivorship
[ ] Tenants in Common
[ ] Community Property

If Fiduciary or Business Organization, check one:
[ ] Trust
[ ] Estate
[ ] Power of Attorney[ ]
Name and Type of Business Organization: _______________________________________________________

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of STERLING GROUP VENTURES, INC. this ________
day of __________, 2002.
STERLING GROUP VENTURES, INC.

By _____________________________________________
Brian C. Doutaz, President